UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, the Board of Directors of EXCO Resources, Inc. (the “Company”) appointed Richard A. Burnett as the Company’s Chief Financial Officer, effective September 19, 2014. Mr. Burnett will continue to serve as the Company’s Vice President and Chief Accounting Officer. Mr. Burnett will replace Mark F. Mulhern, who has been serving as Executive Vice President and Chief Financial Officer since April 1, 2013. On August 6, 2014, Mr. Mulhern resigned as the Company’s Executive Vice President and Chief Financial Officer, effective September 19, 2014, to return to his primary residence in Raleigh, North Carolina and to become a senior executive at a local real estate investment trust.

Mr. Burnett, age 40, has served as the Company’s Vice President and Chief Accounting Officer since March 2014 and previously served as Vice President of Special Projects from November 2013 until March 2014. Before joining the Company, Mr. Burnett served as a Partner at KPMG LLP in their audit practice and energy transactions service practice advising a number of clients in the oil and natural gas exploration and production, oil field services, manufacturing, midstream, refining and utilities industries on, among other things, their financial reporting and securities filing requirements and assisting strategic clients and private equity groups with buy and sell-side due diligence and financial modeling. Mr. Burnett also spent five years at Arthur Andersen LLP prior to joining KPMG LLP. Mr. Burnett is a certified public accountant and received a Bachelor’s degree in Accounting from Texas Tech University.

On August 11, 2014, the Company issued a press release announcing the appointment of Mr. Burnett as the Company’s Chief Financial Officer and the resignation of Mr. Mulhern. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 11, 2014, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: August 12, 2014	By:	/s/ Mark F. Mulhern
	Name:	Mark F. Mulhern
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 11, 2014, issued by EXCO Resources, Inc.